Exhibit 10.7

Dated 31 May 2024

ADVANTEDGE LIMITED
as Existing Borrower
ROYAL CARIBBEAN CRUISES LTD.
as New Borrower
CITIBANK EUROPE PLC, UK BRANCH
as Facility Agent
CITICORP TRUSTEE COMPANY LIMITED
as Security Trustee
CITIBANK N.A., LONDON BRANCH
as Global Coordinator
HSBC CONTINENTAL EUROPE
as French Authorities Coordinator
SMBC BANK INTERNATIONAL PLC, PARIS BRANCH
as ECA Agent

AMENDMENT AGREEMENT IN CONNECTION WITH THE CREDIT AGREEMENT IN RESPECT OF HULL NO. N34 AT CHANTIERS DE L'ATLANTIQUE S.A.

	Contents

Clause		Page

1	Interpretation and definitions	2
2	Amendment of the Novation Agreement and the form of Novated Credit Agreement	2
3	Guarantor Release Agreement	2
4	Conditions of effectiveness	3
5	Representations, Warranties and Undertakings	5
6	Incorporation of Terms	5
7	Costs and Expenses	6
8	Counterparts	6
9	Governing Law	6
Schedule 1 Form of Amendment Effective Date confirmation – Hull N34		7
Schedule 2 Amendments to the form of Novated Credit Agreement		8

THIS AMENDMENT AGREEMENT (this Amendment) is dated 31 May 2024 and made BETWEEN:
(1)    ADVANTEDGE LIMITED as transferor (the Existing Borrower);
(2)    ROYAL CARIBBEAN CRUISES LTD. as transferee (the New Borrower);
(3)    CITIBANK EUROPE PLC, UK BRANCH as facility agent for the other Finance Parties (the Facility Agent);
(4)    CITICORP TRUSTEE COMPANY LIMITED as security trustee for itself and the other Finance Parties (the Security Trustee);
(5)    CITIBANK N.A. LONDON BRANCH as global coordinator (the Global Coordinator);
(6)    HSBC CONTINENTAL EUROPE as French authorities coordinator (the French Authorities Coordinator); and
(7)    SMBC BANK INTERNATIONAL PLC, PARIS BRANCH as ECA agent (the ECA Agent).
WHEREAS:
(A)    Reference is made to the facility agreement dated 22 December 2023 (as supplemented, amended and restated from time to time, the Facility Agreement) and made between (1) the Existing Borrower as borrower, (2) the banks and financial institutions named therein as original lenders, (3) the Mandated Lead Arrangers as mandated lead arrangers, (4) the Facility Agent as facility agent, (5) the Security Trustee as security trustee (6) the Global Coordinator as global coordinator, (7) the French Authorities Coordinator as French authorities coordinator and (8) the ECA Agent as ECA agent, pursuant to which the Lenders have agreed to make available a loan of up to €748,432,000 to the Existing Borrower in connection with the purchase by the Existing Borrower of the Receivable from the Seller pursuant to the Receivable Purchase Agreement.
(B)    This Amendment is supplemental to the novation agreement dated 22 December 2023 (as supplemented, amended and restated from time to time, the Novation Agreement) in respect of the financing of the acquisition of the Vessel pursuant to the Facility Agreement and made between, amongst others, (1) the Existing Borrower as the existing borrower, (2) the New Borrower as the new borrower, (3) the banks and financial institutions named therein as original lenders, (4) the Mandated Lead Arrangers as mandated lead arrangers, (5) the Facility Agent as facility agent, (6) the Security Trustee as security trustee, (7) the Global Coordinator as global coordinator, (8) the French Authorities Coordinator as French authorities coordinator and (9) the ECA Agent as ECA agent.
(C)    Pursuant to a consent request letter dated 17 April 2024, the New Borrower has requested that the form of Novated Credit Agreement scheduled to the Novation Agreement be amended on the basis set out in this Amendment in connection with the proposed prepayment by the New Borrower of all “deferred tranches” previously made available to the New Borrower under its BpiFAE-covered ECA Financings.
(D)    In connection with the arrangements referred to in Recital (C) above, the Parties have agreed to amend the Novation Agreement (including the form of Novated Credit Agreement scheduled to the Novation Agreement) on the basis set out in this Amendment.
NOW IT IS AGREED as follows:

1    Interpretation and definitions
1.1    Definitions in the Facility Agreement and the Novation Agreement
(a)    Unless the context otherwise requires or unless otherwise defined in this Amendment, words and expressions defined in the Novation Agreement or the Facility Agreement shall have the same meanings when used in this Amendment (including in the recitals).
(b)    The principles of construction set out in clause 1.3 of the Novation Agreement shall have effect as if set out in this Amendment.
1.2    Definitions
In this Amendment:
Amendment Effective Date means the date specified as such in the certificate signed by the Facility Agent in accordance with clause 4.2, and being the date upon which the amendments to the form of Novated Credit Agreement set out in Schedule 2 shall become effective in accordance with clause 2.

ECA Financing has the meaning given to it in the form of Novated Credit Agreement.

Party means each of the parties to this Amendment and Parties shall mean all of them.
1.3    Third party rights
Other than BpiFAE in respect of the rights of BpiFAE under the Finance Documents and the Loan Documents, unless expressly provided to the contrary in a Finance Document or a Loan Document, no term of this Amendment is enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party.
1.4    Designation
Each of the Parties designates this Amendment as a Loan Document for the purposes of the replacement Novated Credit Agreement and a Finance Document for the purposes of the Facility Agreement.
1.5    Security Trustee
Each of the parties acknowledges that the Security Trustee is entering into this Amendment on the irrevocable and unconditional instructions of the Facility Agent and the Security Trustee shall have all of the rights, powers and protections conferred on it under the Finance Documents hereunder.
2    Amendment of the Novation Agreement and the form of Novated Credit Agreement
In consideration of the mutual covenants in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that, subject to the satisfaction of the conditions precedent set forth in clause 4.1, the form of the Novated Credit Agreement set out in Schedule 3 of the Novation Agreement shall, with effect from the Amendment Effective Date, be (and it is hereby) amended in accordance with the amendments set out in Schedule 2.
3    Guarantor Release Agreement
3.1    In consideration of the mutual covenants in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that, subject to the occurrence of, and with effect from, the Torcatt Release Date, (as defined in clause 3.2), and notwithstanding anything to the contrary in any Finance Document or Loan

Document (including, without limitation, the Novation Agreement (including the form of Novated Credit Agreement)):
(a)    the Vessels currently known as Celebrity Xploration and Celebrity Xpedition (collectively, the Specified Vessels) shall not be Second Priority Assets for the purposes of the Novated Credit Agreement; and
(b)    Torcatt Enterprises Limitada (Torcatt) shall not be a Second Priority Guarantor for the purposes of the Novated Credit Agreement and accordingly shall not be required to enter into the Second Priority Guarantee prior to the Novation Effective Time (and clause 6.1(d) (Conditions) of the Novation Agreement shall be construed accordingly),
(the matters set out in paragraphs (a) to (b) above being the Torcatt Release). With respect to the Torcatt Release, it is acknowledged and agreed that (again with effect from the Torcatt Release Date):
(i)    RCL Cruises Ltd. shall not be a Second Priority Holdco Subsidiary for the purposes of the Novated Credit Agreement solely by virtue of its direct ownership of the equity interests issued by Subsidiaries of the New Borrower which own the Specified Vessels; and
(ii)    the Loan Documents shall not (once such documents have become effective) limit the sale, license, lease, disposal, distribution or other transfer of any Specified Vessel, or any equity interests issued by Torcatt or any Subsidiary thereof that owns, directly or indirectly, a Specified Vessel, in each case involving a counterparty that is not a Group Member, and the form of Novated Credit Agreement shall take effect at the Novation Effective Time having regard to, and as amended by, this clause 3.1.
3.2    The Torcatt Release shall each take effect automatically (and without the need for any further action) on the date (such date being the Torcatt Release Date) upon which all of the following conditions have been satisfied to the reasonable satisfaction of the Facility Agent;
(a)    the Amendment Effective Date has occurred in accordance with clause 4;
(b)    the New Borrower has delivered to the Facility Agent evidence satisfactory to it that Torcatt has been, or on the Torcatt Release Date will be, released from its obligations under each senior guarantee granted by Torcatt in favour of the Senior Parties and the Other Senior Parties (as the case may be); and
(c)    the New Borrower or, as the case may be, one or more of its Subsidiaries, has completed, or on the Torcatt Release Date shall complete, a sale of all the equity interests in, or all or substantially all assets (including the Specified Vessels) of, Torcatt to a counterparty that is not a Group Member (as notified to the Facility Agent by the New Borrower).
3.3    The Facility Agent agrees that it shall promptly execute and deliver to the New Borrower all documents or other instruments (in a form and substance satisfactory to the Facility Agent), and perform such other actions, that the New Borrower may reasonably request to evidence and effect the Torcatt Release. Any execution and delivery of documents or other action taken by the Facility Agent pursuant to this clause 3, or otherwise in connection with the Torcatt Release, shall be without recourse to, or warranty by, the Facility Agent and shall be at the sole cost and expense of the New Borrower.
4    Conditions of effectiveness
4.1    The agreement of the Parties referred to in clause 2 shall be subject to each of the following conditions being satisfied to the reasonable satisfaction of the Facility Agent:

(a)    the Facility Agent shall have received from the New Borrower:
(i)    a certificate of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorised to act with respect to this Amendment and as to the truth and completeness of the attached resolutions of its Board of Directors then in full force and effect authorising the execution, delivery and performance of this Amendment, and upon which certificate the Lenders may conclusively rely until the Facility Agent shall have received a further certificate of the Secretary or Assistant Secretary of the New Borrower cancelling or amending such prior certificate; and
(ii)    a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the New Borrower;
(b)    the Facility Agent shall have received from the Existing Borrower:
(i)    a certificate from an authorised officer of the Existing Borrower, confirming that there have been no changes or amendments to its constitutional documents, certified copies of which were previously delivered to the Facility Agent pursuant to the Facility Agreement, or attaching revised versions in case of any changes or amendments; and
(ii)    a copy, certified by an authorised officer of the Existing Borrower, of (A) resolutions of its board of directors approving the transactions contemplated by this Amendment and authorising a person or persons to execute this Amendment and any notices or other documents to be given pursuant hereto and (B) any power of attorney issued pursuant to such resolutions (which shall be certified as being in full force and effect and not revoked or withdrawn);
(c)    the Facility Agent shall have received evidence that all invoiced expenses of the Facility Agent (including the agreed fees and expenses of counsel to the Facility Agent) required to be paid by the New Borrower pursuant to clause 7 below, and all other documented fees and expenses that the New Borrower has otherwise agreed in writing to pay to the Facility Agent, have been paid or will be paid promptly upon being demanded;
(d)    the ECA Agent and the Facility Agent shall have received evidence satisfactory to them (each acting on the instructions of the Lenders) that BpiFAE has approved the arrangements referred to in this Amendment (and the Facility Agent shall notify the New Borrower in writing promptly following receipt of such approval from BpiFAE);
(e)    the Facility Agent shall have received opinions, addressed to the Facility Agent (and capable of being relied upon by each Lender) from:
(i)    Watson Farley & Williams LLP, counsel to the New Borrower, as to matters of Liberian law; and
(ii)    Norton Rose Fulbright LLP, counsel to the Facility Agent as to matters of English law;
(f)    the representations and warranties set out in clause 5 are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or non-existence of a Material Adverse Effect (which shall be accurate in all respects)) as of the Amendment Effective Date;
(g)    no Event of Default shall have occurred and be continuing or would result from the amendment of the Novation Agreement pursuant to clause 2;
(h)    evidence satisfactory to the Facility Agent that the New Borrower has prepaid the full amount of each “deferred tranche” made available to the New Borrower under its BpiFAE-backed ECA Financings, together with payment of all interest, break costs and other amounts due and payable by the New Borrower under each such BpiFAE-backed ECA Financing in connection with such prepayment;
(i)    the Existing Borrower and the New Borrower shall, as required pursuant to clause 6, have each provided a letter to the Facility Agent which confirms that the relevant process agent has accepted its appointment as process agent in respect of this Amendment;
(j)    the Facility Agent shall have received from the Existing Borrower and the New Borrower such documentation and information as any Finance Party may reasonably request through the Facility Agent to comply with "know your customer" or similar identification procedures under all laws and regulations applicable to that Finance Party; and
(k)    the Facility Agent shall have received evidence that, as required pursuant to clause 9.6(c) of the Receivable Purchase Agreement, the Seller has consented to the amendments to the Novation Agreement to be made pursuant to clause 2.
4.2    The Facility Agent shall notify the Lenders, the Existing Borrower and the New Borrower of the Amendment Effective Date by way of a confirmation in the form set out in Schedule 2 and such confirmation shall be conclusive and binding.
5    Representations, Warranties and Undertakings
5.1    The Existing Borrower shall be deemed to repeat the representations and warranties in clause 7.1 of the Facility Agreement on the date of this Amendment and the Amendment Effective Date, in each case, as if made with reference to the facts and circumstances existing on such dates.
5.2    The New Borrower represents and warrants that each of the representations set out in Article VI of the form of the Novated Credit Agreement (other than Section 6.10) set out in Schedule 3 of the Novation Agreement are true and correct as if made at the date of this Amendment, at the Amendment Effective Date, in each case with reference to the facts and circumstances existing on such day, as if references to the Finance Documents include this Amendment and as if the form of Novated Credit Agreement was effective at the time of each such repetition.
5.3    In addition to the representations and warranties referred to in clause 5.2 above, the New Borrower:
(a)    represents and warrants to the Facility Agent and each Lender that the New Borrower is negotiating amendments to each other ECA Financing which shall, upon entry into of the relevant amendment agreement in respect of that ECA Financing, contain (A) amendments that will be consistent with, and on the same substantive terms as, the amendments set out in Schedule 2 (and which are to be contained in the form of Novated Credit Agreement (as amended by this Amendment) and (B) effect a Torcatt Release on the same substantive terms (including as to the determination of the Torcatt Release Date) as the arrangements referred to in clause 3; and
(b)    covenants and undertakes with the Facility Agent that, in relation to each amendment agreement to the finance documents in respect of each other ECA Financing containing the amendments referred to in paragraph (a) above, it will liaise with counsel to the facility agent under each such other ECA Financing to sign and lodge counterparts of such amendment agreements on the understanding that they will become effective at, or promptly following, the Amendment Effective Date.
6    Incorporation of Terms
The provisions of clauses 13 (Miscellaneous and notices), 14.2 (Submission to jurisdiction) and 14.3 (Waiver of immunity) of the Novation Agreement shall be incorporated into this Amendment as if set out in full in this Amendment and as if (a) references to each Party are references to each Party to this Amendment and (b) references to ‘this Agreement’ include this Amendment.

7    Costs and Expenses
The New Borrower agrees to pay on demand, on an after-tax basis, all reasonable out-of-pocket costs and expenses in connection with:
(a)    the preparation, execution and delivery of; and
(b)    the administration, modification and amendment of,
◦this Amendment and all other documents to be delivered hereunder or thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of Norton Rose Fulbright LLP as the legal adviser to the Lenders and the Facility Agent and the Security Trustee.
8    Counterparts
This Amendment may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument. The Parties acknowledge and agree that they may execute this Amendment and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Amendment shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Amendment, and evidencing the Parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.
9    Governing Law
This Amendment, and all non-contractual obligations arising in connection with it, shall be governed by and construed in accordance with English law.

Schedule 1
Form of Amendment Effective Date confirmation – Hull N34
To:    Royal Caribbean Cruises Ltd.

Hull No. N34 Amendment Agreement dated __________________ 2024 (the Amendment Agreement)
We, CITIBANK EUROPE PLC, UK BRANCH, refer to the Amendment Agreement and confirm that all relevant conditions precedent referred to in clause 4.1 of the Amendment Agreement have been satisfied and, accordingly, the “Amendment Effective Date” for the purposes of the Amendment Agreement is _________________ 2024.

Facility Agent
Signed by ………………………………………………………………..
For and on behalf of CITIBANK EUROPE PLC, UK BRANCH

Schedule 2
Amendments to the form of Novated Credit Agreement
With effect from the Amendment Effective Date, the form of Novated Credit Agreement scheduled to the Novation Agreement shall be amended as follows:
1.    a new definition of “2024 Supplemental Agreement” shall be inserted into section 1.1 (Defined Terms) as follows:
““2024 Supplemental Agreement” means the amendment agreement dated 31 May 2024 made between, amongst others, the Borrower and the Facility Agent, pursuant to which this Agreement was amended.”;
2.    a new definition of “Fitch” shall be inserted into section 1.1 (Defined Terms) as follows:
““Fitch” means Fitch Ratings, Inc.”;
3.    the definition of “Investment Grade” in section 1.1 (Defined Terms) shall be deleted and replaced by the following:
““Investment Grade” means, at any time, when the Borrower maintains a Senior Debt Rating of (i) Baa3 or better, with respect to Moody’s, (ii) BBB- or better, with respect to S&P or (iii) BBB- or better, with respect to Fitch.”;
4.    the definition of “Loan Documents” in section 1.1 (Defined Terms) shall be amended by including reference to “the 2024 Supplemental Agreement”;
5.    the definition of “Senior Debt Rating” in section 1.1 (Defined Terms) shall be deleted and replaced by the following:
“"Senior Debt Rating" means, as of any date, (a) the implied senior debt rating of the Borrower for debt pari passu in right of payment and in right of collateral security with the Obligations as given by Moody's, S&P and/or Fitch or (b) in the event the Borrower receives an actual unsecured senior debt rating (apart from an implied rating) from Moody's, S&P and/or Fitch, such actual rating or ratings, as the case may be (and in such case the Senior Debt Rating shall not be determined by reference to any implied senior debt rating from the relevant agency).”;
6.    the definition of “Senior Guarantee” in section 1.1 (Defined Terms) shall be deleted and replaced by the following:
““Senior Guarantee” means any guarantee by a New Guarantor of Indebtedness incurred by the Borrower or any of its Subsidiaries after the Credit Enhancement Application Date; provided that the aggregate principal amount of Indebtedness guaranteed under any Senior Guarantee shall in no case exceed 10.0% of the Purchase Price of the relevant Vessel owned by the Principal Subsidiary of such New Guarantor that acquired such Vessel; provided, however, that in the event such Senior Guarantee constitutes a crisis-related credit support arrangement (as determined by the Borrower in its reasonable discretion acting in good faith), then the aggregate principal amount of Indebtedness guaranteed under any Senior Guarantee may be up to, but shall in no case exceed, 30.0% of the Purchase Price of the relevant Vessel owned by the Principal Subsidiary of such New Guarantor that acquired such Vessel (the “Crisis Exception”); and provided further that, prior to relying on the Crisis Exception, the Borrower shall provide BpiFAE (with a copy to the Facility Agent) with at least 3 Business Days advance written notice (the “Advance Notice Period”) of the Borrower’s determination that a crisis has occurred and, if so requested by BpiFAE, shall discuss this determination in good faith with BpiFAE during the Advance Notice Period (it being understood that nothing herein shall prevent the Borrower from relying on the Crisis Exception following the end of the Advance Notice Period).”;
7.    section 7.2.3(b) (Liens) shall be deleted and replaced by the following:

“(b)    in addition to other Liens permitted under this Section 7.2.3, Liens securing Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted under Section 7.2.2(d), at any one time outstanding not exceeding (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) 10.0% of the total assets of the Borrower and its Subsidiaries (the "Lien Basket Amount") taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter;”;
8.    section 7.2.4 (Financial Condition) shall be amended by deleting the first paragraph of the Stockholders’ Equity financial covenant set out in paragraph (c) of the said section 7.2.4 (which deletion shall not include any other paragraph of the said paragraph (c), including the definition of “Starting Threshold”) and replacing it as follows:
“if, at any time, the Borrower is not Investment Grade, Stockholders' Equity to be less than, as at the last day of any Fiscal Quarter, the sum of (i) the applicable Starting Threshold plus (ii) 50% of the consolidated net income of the Borrower and its Subsidiaries for the period commencing on January 1, 2007 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Borrower and its Subsidiaries have a consolidated net loss).”;
9.    section 7.2.9(b) (Framework Lien and Guarantee Restriction) shall be deleted and replaced by the following:
“(b)    incur any new Relevant Indebtedness which is secured by a Lien or is supported by a Group Member Guarantee and which, when taken with all other Indebtedness incurred by the Group since the Debt Holiday Two Application Date and which is also secured by a Lien or supported by a Group Member Guarantee, is greater than $2,500,000,000 or its equivalent in any other currency, and provided that no Group Member shall, as contemplated by the proviso to Section 7.2.3, from the Debt Holiday Two Application Date until the Guarantee Release Date (whereupon the relevant provisions of Exhibit L shall apply) be permitted to grant any Lien over an ECA Financed Vessel as security for any Indebtedness permitted to be incurred under this Agreement after the Debt Holiday Two Application Date.
        For the purposes of this paragraph (b), Relevant Indebtedness means Indebtedness (including Indebtedness of the type referred to in paragraph 7.2.9(a)(i)) other than:
(i)    any Permitted Refinancing Indebtedness incurred on the basis set out in paragraph (a)(ii) above;
(ii)    the Indebtedness incurred under this Agreement;
(iii)    Indebtedness incurred to finance the purchase of newbuild vessels owned, or to be owned, by a Group Member (including the financing of change orders, non-yard costs and/or other such similar arrangements under or in relation to the relevant building contract) in respect of vessels for which shipbuilding contracts have been executed and/or which have come into effect after the Debt Holiday Two Application Date;
(iv)    Indebtedness of any corporation that becomes a Subsidiary of the Borrower after the Amendment Effective Date (as defined in the 2024 Supplemental Agreement), provided that (A) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (B) such Indebtedness is in existence at the time such corporation becomes a Subsidiary of the Borrower and was not incurred by the Borrower or any of its Subsidiaries in anticipation thereof; and

(v)    purchase money indebtedness (being Indebtedness incurred by a Group Member for the purpose of acquiring assets (other than any assets of the type referred to in paragraph (ii) above) for use in the business of the Group).”; and
10.    Exhibit L (Replacement covenants with effect from the Guarantee Release Date) shall be deleted and replaced with the replacement Exhibit L set out in Annex A below.

Annex A
Replacement Exhibit L to the form of Novated Credit Agreement

Replacement covenants with effect from the Guarantee Release Date

It is acknowledged and agreed that, with effect from the Guarantee Release Date, this Agreement shall be amended as follows:
“incur” means to create, incur, assume, guarantee or otherwise become directly or indirectly liable and “incurred” or “incurrence” shall have a correlative meaning.
“Inherited Indebtedness” means any Indebtedness of any corporation that becomes a Subsidiary of the Borrower after the Guarantee Release Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Indebtedness is in existence at the time such corporation becomes a Subsidiary of the Borrower and was not incurred by the Borrower or any of its Subsidiaries in anticipation thereof.
“Inherited Lien” means any Lien in respect of any Inherited Indebtedness on any asset of any corporation that becomes a Subsidiary of the Borrower after the Guarantee Release Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof.
“Non-Principal Subsidiary” means a Subsidiary other than a Principal Subsidiary.
“Permitted Principal Subsidiary Indebtedness” means:
(a)    Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;
(b)    obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; and
(c)    Inherited Indebtedness.
“Permitted Liens” means:
(a)    Liens securing Government-related Obligations;
(b)    Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;
(c)    Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue by more than 60 days or being diligently contested in good faith by appropriate proceedings;
(d)    Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits;
(e)    Liens for current crew's wages and salvage;
(f)    Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;
(g)    Liens on Vessels that:
(i)    secure obligations covered (or reasonably expected to be covered) by insurance;

(ii)    were incurred in the course of or incidental to trading such Vessel in connection with repairs or other work to such Vessel; or
(iii)    were incurred in connection with work to such Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;
provided that, in each case described in this clause (g), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings;
(h)    normal and customary rights of set-off upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights in favour of banks or other depository institutions;
(i)    Liens in respect of rights of set-off, recoupment and holdback in favour of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business;
(j)    Liens on cash or Cash Equivalents or marketable securities securing:
(i)    obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; or
(ii)    letters of credit that support such obligations;
(k)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;
(l)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
(m)    licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;
(n)    Liens on any property of Silversea identified in Section 2 of Exhibit F hereto; and
(o)    Inherited Liens.
“Permitted Non-Principal Subsidiary Indebtedness” means:
(a)    Indebtedness owing to the Borrower or a direct or indirect Subsidiary of the Borrower;
(b)    obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes;
(c)    other Indebtedness other than Indebtedness for borrowed money (it being agreed for this purpose that any Group Member Guarantee granted in connection with Indebtedness for borrowed money shall be considered to be Indebtedness for borrowed money); and
(d)    Inherited Indebtedness.
1.    Sections 7.2.2 and 7.2.3 shall be deleted in their entirety and replaced with the following (and all other provisions and clause references shall be construed accordingly):
SECTION 7.2.2 Subsidiary Indebtedness and Liens.

(a)    With effect from the Guarantee Release Date and except to the extent permitted by Section 7.2.2(b) below:
(i)    the Borrower will not permit:
A.    any of its Principal Subsidiaries to incur any Indebtedness other than Permitted Principal Subsidiary Indebtedness; and
B.    any of its Non-Principal Subsidiaries to incur any Indebtedness other than Permitted Non-Principal Subsidiary Indebtedness; and
(ii)    the Borrower (having regard, in the case of any ECA Financed Vessel, to Section 7.2.11) will not, and will not permit any of its Subsidiaries to, permit to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired other than Permitted Liens.
(b)    Section 7.2.2(a) shall not, however, prohibit any Indebtedness or Lien provided that (but again having regard, in the case of any ECA Financed Vessel, to Section 7.2.11) immediately following the incurrence (including any Group Member Guarantees) of the Indebtedness or Lien (as applicable):
(i)    the sum of the aggregate principal amount (without duplication) of (x) Indebtedness incurred by Principal Subsidiaries (excluding Permitted Principal Subsidiary Indebtedness), (y) Indebtedness incurred by Non-Principal Subsidiaries (excluding Permitted Non-Principal Subsidiary Indebtedness) and (z) the Indebtedness secured by Liens (other than Permitted Liens) granted by any Group Member does not exceed 30.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter; and
(ii)    the sum of the aggregate principal amount (without duplication) of (x) Indebtedness incurred by Principal Subsidiaries (excluding Permitted Principal Subsidiary Indebtedness) and (y) the Indebtedness secured by Liens (excluding Permitted Liens) granted by any Group Member does not exceed 10.0% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter.
2.    Section 7.2.3 shall be deleted in its entirety and replaced with “Intentionally Omitted”.
3.    A new Section 7.2.11 shall be inserted as follows:
SECTION 7.2.11 Negative Pledge over ECA Financed Vessels.
For the purposes of this Section 7.2.11:
“repaid” means scheduled repayments or voluntary or mandatory prepayment and not repayments arising following the acceleration of the relevant ECA Financing after the occurrence of an Event of Default; and
“credit support” means a Lien over any ECA Financed Vessel granted by any Group Member or a Group Member Guarantee from a Group Member (other than the Borrower) that owns (directly or indirectly) any ECA Financed Vessel.
In connection with the granting of any Lien or Group Member Guarantee pursuant to Section 7.2.2(b) above, no Group Member shall use any ECA Financed Vessel as credit support in respect of any Indebtedness except:
(i)    if more than 75.0% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel has been repaid by the relevant Group Member, that Group Member shall be entitled to grant credit support over or in respect of that ECA Financed Vessel on the basis of, and subject to compliance with, Section 7.2.2(b); and
(ii)    if an amount equal to or higher than 15.0% but less than or equal to 75% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel has been repaid by the relevant Group Member (determined at the time the relevant credit support is provided), the relevant Group Member shall be entitled to provide such credit support over that ECA Financed Vessel on the basis of, and subject to the compliance with, the terms of Section 7.2.2(b), provided that the amount of Indebtedness secured or supported (as applicable) by that credit support shall not exceed an amount equal to FV x (A / B), where:
FV = the fair value of that ECA Financed Vessel at the time of the provision of that credit support (as evidenced by the information to be provided pursuant to sub-paragraph (v) below);
A = the aggregate principal amount of Indebtedness incurred under the ECA Financing in respect of that ECA Financed Vessel which has been repaid by the relevant Group Member at the time the credit support is provided; and
B = the amount of Indebtedness originally incurred by the relevant Group Member under the ECA Financing in respect of that ECA Financed Vessel, it being acknowledged and agreed that:
(iii)    where the relevant credit support being provided in accordance with this Section 7.2.11 is a Group Member Guarantee from a Group Member that owns (directly or indirectly) one or more ECA Financed Vessels but does not own (directly or indirectly) any other Vessels, the amount of Indebtedness that can be supported by such Group Member Guarantee shall be equal to the aggregate amount of Indebtedness that would be permitted to be secured under this Section 7.2.11 if, instead of a Group Member Guarantee, each relevant Principal Subsidiary owning each relevant ECA Financed Vessel was to provide a Lien as credit support in respect of that Indebtedness;
(iv)    where the relevant credit support being provided in accordance with this Section 7.2.11 is a Group Member Guarantee from a Group Member that owns (directly or indirectly) one or more ECA Financed Vessels and other Vessels, the restrictions contained in this Section 7.2.11 as to the amount of the Indebtedness that can be supported by such credit support must be preserved at all times and, not later than five Business Days after the date upon which that Group Member grants the relevant Group Member Guarantee, the Borrower shall notify the Facility Agent in writing of such event and shall provide any information as may be reasonably requested by the Facility Agent to verify that the requirements of this Section 7.2.11 have been complied with following the provision of such Group Member Guarantee; and
(v)    not later than five Business Days after the date upon which a Group Member provides any credit support, the Borrower shall provide the Facility Agent with evidence as to its compliance with this Section 7.2.11, which evidence shall include all required calculations and other information required by the Facility Agent (acting reasonably) to determine such compliance; and
(vi)    no Group Member shall be entitled to use any ECA Financed Vessel as credit support in the manner contemplated by this Section 7.2.11:
(A)    until such time as the relevant Group Member has repaid at least 15.0% of the aggregate principal amount of Indebtedness originally incurred under the ECA Financing in respect of that ECA Financed Vessel; and/or
(B)    at any time in which a Default has occurred and is continuing

SIGNATORIES
Amendment Agreement in respect of Hull N34

Existing Borrower

SIGNED by	)
for and on behalf of	)
ADVANTEDGE LIMITED	)	/s/ KIRSTIE KRYPNER
Name: Kirstie Krypner	)
Title: Director	)

New Borrower

SIGNED by	)
for and on behalf of	)
ROYAL CARIBBEAN CRUISES LTD.	)	/s/ ANTJE M. GIBSON
Name: Antje M. Gibson	)
Title: Treasurer	)

Facility Agent

SIGNED by	)
for and on behalf of	)
CITIBANK EUROPE PLC, UK BRANCH	)	/s/ HENRIK SLOTSAA
as Facility Agent on behalf of the Finance Parties	)
Name: Henrik Slotsaa	)
Title: Vice President	)

Security Trustee

SIGNED by	)
for and on behalf of	)
CITICORP TRUSTEE COMPANY LIMITED	)	/s/ VANESSA EVANS
as Security Trustee on behalf of the Finance Parties	)
Name: Vanessa Evans	)
Title: Attorney	)

Global Coordinator

SIGNED by	)
for and on behalf of	)
CITIBANK N.A., LONDON BRANCH	)	/s/ JAVIER ESPIAGO
Name: Javier Espiago	)
Title: Director	)

The ECA Agent

SIGNED by	)
for and on behalf of	)
SMBC BANK INTERNATIONAL PLC,	)	/s/ BETRAND PEUZE
PARIS BRANCH	)	/s/ NICOLAS VITOUX
Name: Betrand Peuze and Nicolas Vitoux	)
Title: Managing Director and Director	)

Signature page to EDGE 5 Amendment Agreement

French Authorities Coordinator

SIGNED by	)
for and on behalf of	)
HSBC CONTINENTAL EUROPE	)	/s/ GUY WOELFEL
Name: Guy Woelfel and Julie Bellais	)	/s/ JULIE BELLAIS
Title: Managing Director, Global Head of Aviation Finance and Real Estate Asset Capital Management and Director, Head of Export Finance Continental Europe	)

[Signature page to OASIS 6 Amendment Agreement]